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                                                                    EXHIBIT 14.1

                                  FIRST BANCORP

                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

The Board of Directors of First BanCorp (together with its affiliates, the "Corporation") hereby adopts the following Code of Ethics, which applies to the Corporation's Chief Executive Officer, Chief Financial Officer, Comptroller, Executive Vice Presidents and to all professional employees in the areas of finance, internal audit and treasury, members of the corporation's risk management council (together the "Senior Financial Officers").

First Bancorp's Policy Statement and Standard of Conduct for Members of the Board of Directors, Executive Officers and Principal Shareholders, Regulation "O" Policy, Insider Trading Policy and Employee Code of Conduct and Code of Ethics (the "Policies") include the principles that govern the conduct of the Corporation's directors, executive officers and employees. Senior Financial Officers are bound by the ethical and professional standards set forth in such Policies, as well as the ones included in this Code.

Responsibilities of Senior Financial Officers:

         1. Senior Financial Officers must at all times act and handle actual or apparent conflicts of interest between personal and professional relationships in an honest and ethical manner.

         2. Senior Financial Officers must comply with all laws, rules and regulations applicable to the Corporation.

         3. Senior Financial Officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Corporation with the SEC. Accordingly, it is the responsibility of each Senior Financial Officer promptly to bring to the attention of management's Disclosure Committee and the Audit Committee of the Board of Directors any material information of which he or she may become aware that affects the disclosures made by the Corporation in its public filings or otherwise assist the Disclosure Committee in fulfilling its responsibilities.

         4. Each Senior Financial Officer must promptly bring to the attention of management's Disclosure Committee and the Audit Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's financial reporting, disclosures or internal controls.

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         5.       Each Senior Financial Officer shall promptly bring to the
                  attention of management's Disclosure Committee and to the Audit Committee any information he or she may have concerning any violation of the Code of Ethics or the Policies, including any actual or apparent conflict of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Corporation's financial reporting, disclosures or internal controls.

         6. Senior Financial Officers shall promptly bring to the attention of the General Counsel, the Disclosure Committee and the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Corporation and the operation of its business, by the Corporation or any agent thereof.

         7. The Board of Directors will determine, or designate appropriate persons to determine (which may include members of management or committees of the Board of Directors), appropriate actions to be taken in the event of violations of the Standards of Conduct or of the Policies by the Corporation's Senior Financial Officers. Such actions will be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Conduct and to the Policies, and may include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board), and termination of the individual's employment. In determining what action is appropriate in a particular case, the Board of Directors or its designee will take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

         8. Any waiver of any part of the Code of Ethics for the Senior Financial Officers may be made only by the Audit Committee and will be promptly disclosed to shareholders as required by the rules of the SEC and the NYSE.